INNOVATIVE MEDICAL SERVICES                                           EXHIBIT 13
SUBSIDIARIES OF THE REGISTRANT





NAME                                       STATE OF INCORPORATION
----                                       -----------------------
Export Company of America, Inc. (EXCOA)    Nevada

Ampromed Comercio Importacao E
    Exportacao Ltda                        A Brazilian Limited Liability Company
    (AMPROMED)                               Rio de Janeiro, Brazil

Nutripure.com                              Nevada